UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2023

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	90-1898207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205S Bailey Street Electra Texas	76360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (940) 495-2155

4131 N. Central Expwy, Suite 900, Dallas, Texas 75204

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On February 15, 2023, American International Holdings Corp. (the “Company”, “we” and “us”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with Cycle Energy Corp., a Texas corporation (“Cycle Energy”), and Marble Trital Inc., the sole shareholder of Cycle Energy (the “Shareholder”). The Shareholder is beneficially owned and controlled by Mr. Michael McLaren, the Company’s newly appointed Chief Executive Officer.

Pursuant to the Exchange Agreement, which closed on February 15, 2023 (the “Closing Date”), the Shareholder exchanged (the “Exchange”) 100% of the ownership of Cycle Energy in consideration for 1,000,000 shares of the Series A Preferred Stock of the Company (the “New Series A Shares”).

Management’s intent in entering into the Exchange Agreement was to develop a new business line while maintaining the Company’s existing operations. Management of the Company believes that by bringing Cycle Energy under the Company’s umbrella, the Company will be able to diversify its operations and build a portfolio of core assets that can be strategically leveraged in various ways to accelerate the Company’s overall growth. With the Exchange Agreement, there will come an expanded vision for the Company.

Cycle Energy is a diversified energy company based in the state of Texas. It operates three vertically integrated businesses.

Cycle Oil and Gas. This wholly-owned subsidiary focuses on acquiring and optimizing underdeveloped oil and gas assets. It employs both internally developed and third party-licensed technologies to increase production, optimize performance and reduce costs. Cycle Oil and Gas currently produces approximately 25 barrels of oil per day from 16 leases on approximately 2,000 acers. The company currently has 125 wells on lease to reactivate.

Cycle Energy Services. This wholly-owned subsidiary supports Cycle Energy’s overall exploration and production efforts with “well services” and “end of life reclamation.” Cycle Energy Services owns and operates a combination of customized service-wireline rigs and HydroVac units. This cutting-edge equipment allows for faster “rig in” and “rig out” times. Overall, Cycle Energy Services equipment and experience combination reduces the amount of time and fuel burned to complete an abandonment or workover.

Cycle Energy Technologies. This wholly-owned subsidiary provides both R&D and existing technology to enable increased production in the field. Cycle Energy’s flagship intellectual property is its mobile Gas To Liquid system. This is used to convert natural gas and other gaseous hydrocarbons into longer-chain hydrocarbons, such as gasoline or diesel fuel.

Each of Cycle Energy’s three vertically integrated businesses discussed above, operate in tandem to help Cycle Energy Corp. capture unique opportunities that often go untapped by the company’s competitors.

Conditions to closing the Exchange included that the Company must have entered into the Cohen Exchange Agreement (defined and discussed below); terminated the employment agreement of Jacob D. Cohen, the Chief Executive Officer and Chairman of the Company; entered into a consulting agreement with Mr. Cohen; and entered into an indemnification agreement with Mr. Cohen, all of which occurred, as discussed below.

The Exchange Agreement requires the Shareholder to assist the Company, at Cycle Energy’s sole cost and expense, with the preparation of financial statements, pro forma financial information and such other interim financial information as required by Item 2.01 and/or Item 9.01 of Form 8-K and Regulation S-X of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the acquisition.

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Additionally, the Exchange Agreement required the Company to invite two persons to join its Board of Directors at the recommendation of the Shareholder following the Closing Date, to fill the vacancies created by the resignation of two of the current members of the Company’s Board of Directors, which change in directors occurred. In addition, the Exchange Agreement required the Company’s then current officers to resign and new officers of the Company to be appointed at the direction of the Shareholder. Each of which appointments and resignations were completed as discussed in Item 5.02, below.

The Exchange Agreement includes representations and warranties, and covenants of the parties customary for a transaction of this nature and size. The Exchange Agreement also provides for indemnification rights of the parties with respect to, among other things, breaches of representations, warranties or covenants by the parties; and pre (Shareholder)-and-post (Company) closing operations of Cycle Energy, subject to a $10,000 threshold in certain cases.

Series A Preferred Stock

The New Series A Shares has the following rights:

Dividend Rights. The New Series A Shares do not accrue dividends.

Liquidation Preference. The New Series A Shares have no liquidation preference.

Conversion Rights. Each holder of New Series A Shares may, at its option, convert its shares of Series A Preferred Stock (each a “Series A Conversion”) into that number of shares of common stock equal to the holder’s pro rata share of all Series A Preferred Stock then issued and outstanding, multiplied by (i) 60%, minus the aggregate percentage of the Company’s outstanding common stock previously converted by holders of the Series A Preferred Stock, through such applicable date (for example, if prior to the applicable date of determination, shares of Series A Preferred Stock have been converted into 3% of the outstanding shares of common stock as of such date of determination, the Series A Preferred Stock would, in aggregate, be convertible into 57% of the then outstanding shares of common stock of the Company), multiplied by (ii) the outstanding shares of our common stock outstanding immediately after such conversion, divided by (iii) the total number of shares of Series A Preferred Stock then outstanding. No individual conversion by any individual holder shall be in an amount greater than 9.99% of the outstanding common stock of the Company on the date on which the holder delivers notice of such conversion to the Company (the “Individual Conversion Limitation”). The result of the above, is that such Series A Preferred Stock is convertible into 60% of the Company’s outstanding common stock (on a post-conversion basis, i.e., 150% of the Company’s outstanding common stock on a pre-conversion basis) currently.

Voting Rights. Each holder of New Series A Shares is entitled to vote its shares of Series A Preferred Stock on an as-converted basis as to all shareholder matters, without regard to the Individual Conversion Limitation.

Additionally, so long as Series A Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of Series A Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the Articles of Incorporation or the Bylaws of the Company so as to adversely affect the designations, preferences, limitations and relative rights of the Series A Preferred Stock, (ii) effect any reclassification of the Series A Preferred Stock, (iii) designate any additional series of preferred stock, the designation of which adversely effects the rights, privileges, preferences or limitations of the Series A Preferred Stock; or (iv) amend, alter or repeal any provision of the Series A Designation (except in connection with certain non-material technical amendments).

Redemption Rights. The New Series A Shares have no redemption rights.

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Protective Provisions. Subject to the rights of series of preferred stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Company cannot without first obtaining the approval (by written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class:

(a) Issue any additional shares of Series A Preferred Stock after the original issuance of shares of Series A Preferred Stock;

(b) Increase or decrease the total number of authorized or designated shares of Series A Preferred Stock;

(c) Effect an exchange, reclassification, or cancellation of all or a part of the Series A Preferred Stock;

(d) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or

(e) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in the Second Amended and Restated Designation.

Transfer Restrictions. Each holder of New Series A Shares is prohibited from Transferring any shares of Series A Preferred Stock. “Transfer” means directly or indirectly (a) offering for sale, selling, pledging, hypothecating, transferring, assigning or otherwise disposing of (or enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law); or (b) entering into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the benefits or risks of ownership of the applicable securities, whether any such transaction is to be settled by delivery of securities or other securities, in cash or otherwise.

First Amendment to Share Exchange Agreement

On March 9, 2023, and effective on February 15, 2023, the date of the Exchange Agreement, the Company, Cycle Energy and the Shareholder, entered into a First Amendment to Share Exchange Agreement (the “First Amendment”), which amended the Exchange Agreement to be effective February 15, 2023, instead of December 31, 2022.

Cohen Exchange Agreement

Also on February 15, 2023, and as a required condition to the closing of the Exchange Agreement, the Company and Jacob D. Cohen, the then Chairman and Chief Executive Officer of the Company, entered into an Exchange Agreement (the “Cohen Exchange Agreement”). Pursuant to the Cohen Exchange Agreement, Mr. Cohen exchanged all 1,000,000 shares of the Series A Preferred Stock of the Company which he held (the “Cohen Series A Shares”), with the Company (which Cohen Series A Shares were then cancelled, prior to being reissued to the Seller as New Series A Shares, as discussed above), for (a) all of the issued and outstanding membership interests held by the Company in Epiq Scripts, LLC, a Texas limited liability company (“Epiq Scripts”)(representing 51% of Epiq Scripts)(the “Epiq Scripts Interests”); (b) all cash payments paid to the Company in the future as a Royalty Payment (as defined in the Royalty Agreement (defined below)) pursuant to that certain Royalty Agreement dated June 30, 2022, by and between Epiq MD, Inc. a Nevada corporation (“Epiq MD”) and the Company (the “Royalty Agreement” and the “Royalty Payments”); (c) all proceeds that the Company receives from any sale of the equity of ZipDoctor, Inc., a Texas corporation (the “Zipdoctor Consideration”); and (d) the rights to all debt owed to the Company from Epiq Scripts, in the amount of approximately $850,000 (the “Epiq Scripts Debt”).

Pursuant to the Cohen Exchange Agreement, the Company also agreed to pay all Royalty Payments to Mr. Cohen within five days of its receipt thereof and that any amount of the Royalty Payments not paid when due will accrue interest at the rate of the lesser of (a) 18% per annum; and (b) the highest rate allowable pursuant to law, until paid in full (as applicable, (a) or (b), the “Default Rate”).

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The Cohen Exchange Agreement requires the Company keep accurate and complete records and books of account concerning all transactions relating to the Royalty Payments, which are subject to examination, inspection, copying, or audit by Mr. Cohen or his representatives. In the event any such inspection reveals that Mr. Cohen has been underpaid by more than five percent, the Company is required to reimburse Mr. Cohen for all costs and expenses incurred in connection with such inspection and the Company is required to promptly pay Mr. Cohen any amounts due, plus interest at the Default Rate, from the original date due.

The Company also agreed pursuant to the Cohen Exchange Agreement that without the prior written approval of Mr. Cohen, (a) the Company would not amend the terms of, agree to amend any of the terms of, the Royalty Agreement; (b) waive any obligation of, Epiq MD, under the Royalty Agreement; or (c) waive, release or amend the Epiq Scripts Debt.

The Cohen Exchange Agreement has an effective date of February 15, 2023, and the transactions contemplated by the Cohen Exchange Agreement closed on February 15, 2023.

The Cohen Exchange Agreement includes representations and warranties, and covenants of the parties customary for a transaction of this nature and size.

Cohen Consulting Agreement

On February 15, 2023, we and Cycle Energy entered into a Consulting Agreement with Cohen Enterprises, Inc., which is owned by Mr. Cohen (“Cohen Enterprises”). Pursuant to the Consulting Agreement, Cohen Enterprises agreed to provide consulting and general business advisory services as reasonably requested by the Company during the term of the agreement, which was for six months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company agreed to pay $12,500 per month. The agreement contains customary confidentiality, non-solicitation provisions and Company indemnification obligations and further limits Cohen Enterprise’s liability under the agreement to $50,000, except for damages due to fraud, gross negligence or willful misconduct.

* * * * *

The foregoing description of the Exchange Agreement, First Amendment, Cohen Exchange Agreement and Consulting Agreement, is only a summary and is not complete, and is qualified in its entirety by reference to the Exchange Agreement, First Amendment, Cohen Exchange Agreement and Consulting Agreement, copies of which are attached hereto as Exhibits 2.1, 2.2, 2.3, and 10.1, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 in their entirety by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Effective on February 15, 2023, Jacob D. Cohen terminated his Employment Agreement with the Company dated January 12, 2022, in connection with his resignation as Chief Executive Officer of the Company, as discussed in Item 5.02, below, and in consideration for $40,000. The Employment Agreement is described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 18, 2022, which information is incorporated by reference into this Item 1.02.

Other than the $40,000 paid to Mr. Cohen at the time of the termination of the Employment Agreement, no material early termination penalties were incurred by the Company.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

The description of the closing of the Exchange Agreement and the Cohen Exchange Agreement, and the other information set forth under “Exchange Agreement” and “Cohen Exchange Agreement”, in Item 1.01 above, is incorporated by reference into this Item 2.01 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, for the issuance of the New Series A Shares, since the Exchange Agreement and related transactions did not involve a public offering, the recipient was an “accredited investor”, and acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities are not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 3.03 Material Modification to the Rights of Security Holders.

The disclosure of the New Series A Shares as set forth in Item 1.01, above, is incorporated by reference into this Item 3.03 in its entirety by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the closing of the transactions contemplated by the Exchange Agreement and the Cohen Exchange Agreement, and effective on the Closing Date, February 15, 2023, the Shareholder, through ownership of all 1,000 of the outstanding Series A Preferred Stock shares, holds voting control over 60% of the Company’s outstanding voting shares, resulting in a change of control of the Company. Prior to the closing of the Cohen Exchange Agreement, Jacob D. Cohen held 1,000 shares of Series A Preferred Stock, which provided him voting control over 60% of the Company’s outstanding voting shares. The shares of Series A Preferred Stock held by the Shareholder are beneficially owned by Michael McLaren, its controlling shareholder owner and officer. As a result, Mr. McLaren, as a result of his control of the Shareholder, obtained control over the Company upon the closing of the transactions contemplated by the Exchange Agreement, as he obtained voting control over 60% of the Company’s outstanding voting stock due to his ownership of the New Series A Shares.

Other than as discussed above, the Company is not aware of any arrangement that may result in a change of control of the Company.

The information and disclosures set forth in Item 1.01 above under “Exchange Agreement” and “Series A Preferred Stock” including the exhibits referenced therein, and incorporated by reference therein, are incorporated by reference into this Item 5.01 in their entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors

Effective on March 9, 2023, Lorraine D’ Alessio and Dr. Kenny Meyers, resigned as members of the Board of Directors of the Company. The resignations were not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but was solely due to the requirements of the Exchange Agreement.

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(b)(c) Chief Executive Officer Resignation and Chief Executive Officer and Chief Financial Officer Appointment

Effective on March 9, 2023, pursuant to the terms of the Exchange Agreement, Mr. Jacob D. Cohen, the then Chairman, Chief Executive Officer and President of the Company, resigned as Chief Executive Officer, President and Principal Executive Officer and Principal Financial/Accounting Officer of the Company.

Effective at the same time as Mr. Cohen’s resignation, the Board of Directors appointed Mr. Michael McLaren as Chief Executive Officer, President and Principal Executive Officer of the Company, to hold such position until his death, resignation, retirement, removal or disqualification, or until his successor shall have been elected and qualified.

Effective on March 9, 2023, the Board of Directors appointed Mr. James Pendergast as the Chief Financial Officer and Principal Financial/Accounting Officer of the Company, to hold such position until his death, resignation, retirement, removal or disqualification, or until his successor shall have been elected and qualified.

Mr. McLaren and Mr. Pendergast are not party to employment agreements with the Company, and they will serve at the discretion of the Board, rather than for specific terms of office, subject to the terms of any employment agreement.

Mr. McLaren’s biographical information is provided below:

Michael McLaren, age 59

Mr. McLaren has served as President, director and member of the Audit and Compensation Committee of Cycle Energy Corp., an energy company, since September 2015. From September 2015 to January 2018 and October 2018 to January 2023, Mr. McLaren served as Chief Executive Officer and member of the Audit and Compensation Committee of Xfuels, Inc. (OTC PINK: XFLS) (“Xfuels”), an energy company. From February 2004 to March 2017, Mr. McLaren served as President of Coverde Inc., an oil and gas company. Mr. McLaren received a Batchelor of Science degree and a Master of Science degree in Physics from The University of British Columbia. Mr. McLaren is a resident of Texas.

On February 22, 2023, Mr. McLaren and Xfuels agreed to the terms of a Settlement Agreement and Undertaking with the Alberta Securities Commission (“ASC” and the “Settlement”). The Settlement settled certain allegations made by the ASC that Xfuels and Mr. McLaren had breached Alberta securities laws for failure to comply with the terms of a Cease Trade Order (CTO), issued by the ASC against Xfuels, which Mr. McLaren then served as Chief Executive Officer and director of, as a result of Xfuels failing to make certain filings required by Alberta securities laws. Pursuant to the Settlement, Xfuels agreed to pay the ASC a monetary settlement of $20,000 Canadian; and cancel all shares issued by Xfuels to Mr. McLaren and his family members between April 2020 and March 2022, without paying any consideration, by no later than March 31, 2023, which shares have been cancelled to date. Also pursuant to the Settlement, Mr. McLaren agree to resign all positions he had as a director or officer of any reporting issuer (which definition requires among other things, that such issuer be an OTC issuer whose business is directed or administered in or from Alberta, Canada, which carries out promotional activities in or from Alberta, Canada or who has distributed securities to a person or company resident in Alberta, Canada before the issuer was assigned a ticker symbol), including Xfuels; be prohibited from acting as a director or officer, or both, of any reporting issuer (discussed above) for a period of two years from the date of the Settlement, subject to certain other requirements; and that he pursue and complete training in best practices for public company governance and disclosure, as approved by the Executive Director of the ASC. The terms of the Settlement have been complied with to date, except for the training program requirement, which Mr. McLaren plans to begin in May 2023. The Settlement has no effect on Mr. McLaren’s ability to serve as an officer or director of the Company for so long as the Company is not directed or administered in or from Alberta, Canada, or unless the Company carries out promotional activities in or from Alberta, Canada, neither of which are contemplated.

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Mr. Pendergast’s biographical information is provided below:

James Pendergast, age 62

Mr. Pendergast has served as a consultant to Xfuels, Inc., an oil and gas company, since April 2022. Since April 2016, Mr. Pendergast has also served as Chief Operating Officer of MGO Technologies Ltd., which is in the construction industry. From September 2013 to November 2015, Mr. Pendergast served as Chief Financial Officer of Paramount Structures Ltd., a construction company. From July 20211 to June 2013, he served as Chief Executive Officer of FP Genetics Inc., which is in the farm seed genetics industry. Prior to that, from November 2006 to May 2011, he served as Chief Financial Officer of Parkland Agri Services Ltd., which is in the crop input supply (seed, fertilizer and chemical) industry. Mr. Pendergast received a bachelor’s degree (with honors) from Queen’s University in Kingston, Ontario and a Master of Business Administration degree from McMaster University in Hamilton, Ontario.

There are no family relationships among any of the current Company directors and executive officers of the Company.

Neither Mr. McLaren, nor Mr. Pendergast are party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. McLaren and Mr. Pendergast and any other person pursuant to which they were selected to serve as an officer of the Company (except in connection with the Exchange Agreement), nor are they a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, except in connection with the Exchange Agreement.

Mr. McLaren’s and Mr. Pendergast’s compensation may be set from time to time by the Board of Directors of the Company and Mr. McLaren and/or Mr. Pendergast, in the discretion of the Board of Directors may also receive bonuses from time to time in the discretion of the Board in cash, stock, or options.

(d) Appointment of new Directors

Effective on March 9, 2023, pursuant to the terms of the Exchange Agreement, and as a required condition thereunder, the Board of Directors, pursuant to the power provided to the Board under Nevada law and the Company’s Bylaws, appointed Mr. McLaren and Mr. Gary Giles, as directors of the Company to fill the vacancies left by the resignations of Ms. D’Alessio and Dr. Meyers. Mr. McLaren was also appointed as the Chairman of the Board.

There are no family relationships among any of the current Company directors and executive officers of the Company.

Neither (a) Mr. McLaren or (b) Mr. Giles, is a party to any material plan, contract or arrangement (whether or not written) with the Company, there are no arrangements or understandings between such persons and any other person pursuant to which they were selected to serve as a member of the Board of Directors (except in connection with the Exchange Agreement), they are not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, and none of such persons are party to any material plan, contract or arrangement (whether or not written) to which the director is a party or in which he participates.

As a non-management director of the Company Mr. Giles will receive director compensation on the same basis as other non-management directors of the Company as approved from time to time by the Board of Directors.

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The biographical information of Mr. Giles is included below:

Gary Giles, age 74

Mr. Giles has served as the President and as a director of G&F Oil, an oil and gas production company, since 1982. Mr. Giles received a Bachelor of Science Degree in Mechanical Engineering, and a Master of Business Administration degree, from Southern Methodist University.

Item 7.01 Regulation FD Disclosure.

On March 27, 2023, the Company issued a press release announcing the transactions described in Items 1.01 and 5.02, above. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01 of this Current Report and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements of Cycle Energy will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information relative to the acquisition of Cycle Energy and the disposition of the Epiq Scripts Interests will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1*+	Share Exchange Agreement dated February 15, 2023, by and among American International Holdings Corp.; Cycle Energy Corp.; and Marble Trital, Inc.
2.2*	First Amendment to Share Exchange Agreement dated March 9, 2023 and effective February 15, 2023, by and among American International Holdings Corp.; Cycle Energy Corp.; and Marble Trital, Inc.
2.3*	Exchange Agreement dated February 15, 2023, by and between Jacob D. Cohen and American International Holdings Corp.
10.1*	Consulting Agreement dated February 15, 2023, by and between American International Holdings Corp., Cycle Energy Corp. and Cohen Enterprises, Inc.
99.1**	Press Release dated March 27, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that American International Holdings Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: March 27, 2023	By:	/s/ Michael McLaren
	Name:	Michael McLaren
Chief Executive Officer

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